Joint Filer Information

NAME: Hudson Bay Fund LP

ADDRESS:  c/o Hudson Bay Capital Management, L.P.
          120 Broadway, 40th Floor
          New York, NY 10271

DESIGNATED FILER: Hudson Bay Capital Management, L.P.

ISSUER AND TICKER SYMBOL: Paramount Acquisition Corp. (PMQC)

DATE OF EVENT REQUIRING STATEMENT: October 19, 2007

                             Joint Filer Information

NAME: Hudson Bay Overseas Fund Ltd.

ADDRESS:  c/o Hudson Bay Capital Management, L.P.
          120 Broadway, 40th Floor
          New York, NY 10271

DESIGNATED FILER: Hudson Bay Capital Management, L.P.

ISSUER AND TICKER SYMBOL: Paramount Acquisition Corp. (PMQC)

DATE OF EVENT REQUIRING STATEMENT: October 19, 2007

                             Joint Filer Information


NAME: Sander Gerber

ADDRESS:  c/o Hudson Bay Capital Management, L.P.
          120 Broadway, 40th Floor
          New York, NY 10271

DESIGNATED FILER: Hudson Bay Capital Management, L.P.

ISSUER AND TICKER SYMBOL: Paramount Acquisition Corp. (PMQC)

DATE OF EVENT REQUIRING STATEMENT: October 19, 2007

                             Joint Filer Information


NAME: Yoav Roth

ADDRESS:  c/o Hudson Bay Capital Management, L.P.
          120 Broadway, 40th Floor
          New York, NY 10271

DESIGNATED FILER: Hudson Bay Capital Management, L.P.

ISSUER AND TICKER SYMBOL: Paramount Acquisition Corp. (PMQC)

DATE OF EVENT REQUIRING STATEMENT: October 19, 2007

                             Joint Filer Information


NAME: John Doscas

ADDRESS:  c/o Hudson Bay Capital Management, L.P.
          120 Broadway, 40th Floor
          New York, NY 10271

DESIGNATED FILER: Hudson Bay Capital Management, L.P.

ISSUER AND TICKER SYMBOL: Paramount Acquisition Corp. (PMQC)

DATE OF EVENT REQUIRING STATEMENT: October 19, 2007